UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date Of Report (Date Of Earliest Event Reported) August 21, 2019
  AutoNation, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13107	73-1105145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
200 SW 1st Ave
Fort Lauderdale, Florida 33301
(Address of principal executive offices, including zip code)
Registrant's telephone number, including area code (954) 769-6000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	AN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On August 21, 2019, AutoNation, Inc. (the “Company”) entered into a Separation Agreement and General Release of All Claims (the “Separation Agreement”) with Carl C. Liebert III, the Company’s former Chief Executive Officer and President. Pursuant to the terms of the Separation Agreement, in consideration for, among other things, his compliance with certain restrictive covenants and all agreements between him and the Company, and subject to his non-revocation of a release of claims, Mr. Liebert will receive severance compensation equal to $3,750,000, less applicable taxes and withholdings, payable over 18 months following his separation of employment with the Company effective as of August 21, 2019 (the “Separation Date”). In addition, the Company agreed to pay to Mr. Liebert a pro-rated annual bonus for 2019, based on the Company’s actual performance for 2019 and payable at the same time bonuses are paid to the other executive officers of the Company. The Company will also reimburse Mr. Liebert for certain relocation expenses. Mr. Liebert will be treated as “retirement” eligible with respect to the award of 217,834 restricted stock units granted to him on March 11, 2019. All other equity awards granted to Mr. Liebert will cease vesting as of the Separation Date, and any unvested awards will terminate and be forfeited as of such date.
The Separation Agreement is filed as Exhibit 10.1 to this report and is incorporated herein by reference. The foregoing summary of the Separation Agreement is qualified in its entirety by reference to such agreement.

Item 7.01	Regulation FD Disclosure.
The Company expects that it will incur severance and other related expenses in the third quarter of 2019 in connection with the separation of employment discussed above of approximately $10 million to $11 million after-tax. These expenses will be reflected in selling, general, and administrative expenses and are expected to adversely impact earnings per share from continuing operations for the third quarter of 2019 by approximately $0.11 to $0.12.
The information furnished pursuant to this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Statements regarding our expectations for the third quarter of 2019 are forward-looking statements. Our forward-looking statements reflect our current expectations concerning future results, and they involve known and unknown risks, uncertainties and other factors that are difficult to predict and may cause our actual results to be materially different from any future results expressed or implied by these statements. These risks, uncertainties, and other factors include, among others: the weighted average number of shares of the Company’s common stock outstanding for the third quarter of 2019; the Company’s effective income tax rate; the amount accrued for the Company’s annual bonus program; and other factors described in our news releases and filings made under applicable securities laws, including, among others, our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Forward-looking statements contained in this report speak only as of the date of this report, and we undertake no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

Item 9.01	Financial Statements and Exhibits.
(d)

10.1	Separation Agreement and General Release of All Claims, dated August 21, 2019, by and between AutoNation, Inc. and Carl C. Liebert III.
104    Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AUTONATION, INC.

Date:	August 23, 2019	By:	/s/ Coleman Edmunds
Coleman Edmunds
Executive Vice President, General Counsel and Corporate Secretary